Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$10,524,500
Unrealized Gain (Loss) on Market Value of Commodity Futures	(7,158,140)
Dividend Income	520,000
Interest Income	198,561
ETF Transaction Fees	2,450
Total Income (Loss)	$4,087,371

Expenses
General Partner Management Fees	$106,530
Professional Fees	9,626
Brokerage Commissions	9,715
Directors' Fees and insurance	6,591
Total Expenses	$132,462
Net Income (Loss)	$3,954,909

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/23	$172,678,419
Additions (50,000 Shares)	1,465,508
Withdrawals (500,000 Shares)	(14,517,507)
Net Income (Loss)	3,954,909

Net Asset Value End of Month	$163,581,329
Net Asset Value Per Share (5,500,000 Shares)	$29.74

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596